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                                                                EXHIBIT 99.01


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     I, Roy O. Houff, hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                                  /s/ Roy O. Houff
                                     -----------------------------------------
                                                     Roy O. Houff

November  5, 1997